SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date or earliest event reported): February 20, 2018

HMG/COURTLAND PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-7865	59-1914299
(Commission File No)	(I.R.S. Employer Identification No.)

1870 S. Bayshore Drive
Coconut Grove, Florida	33133
(Address of Principal Executive Offices)	(Zip Code)

(305)854-6803
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-1(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 20, 2018, JY-TV Associates, LLC (“Seller”) an entity one-third owned by HMG/Courtland Properties, Inc. (“HMG”), completed the sale of its multi-family residential apartments located in Orlando, Florida pursuant to the previously reported Agreement of Sale (the “Agreement”) to Murano 240, LLC (as per an Assignment and Assumption of Agreement of Sale with Cardone Real Estate Acquisitions, LLC), a Delaware limited liability company and an unrelated entity (“Purchaser”). The final sales price was $50,150,000 and the sales proceeds were received in cash and payment of outstanding debt. The estimated gain on the sale to HMG is approximately $5.9 million before the incentive fee (or $5.87 per share).

In connection with the sale, HMG is hereby filing, as Exhibit 10 (aa) a copy of the Agreement, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10 (aa)	Agreement of Sale between JY-TV Associates, LLC and Murano 240, LLC dated December 13, 2017, including First and Second Amendments to Agreement of Sale, dated December 28, 2017 and January 10, 2018, respectively, and Assignment and Assumption of Agreement of Sale.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMC/COURTLAND PROPERTIES, INC.

By:	/S/ CARLOS CAMAROTTI
Carlos Camarotti
Principal Financial Officer

Date:	February 23, 2018